Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Butterfly Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	128,740,887(2)	$11.55 - $18.77(3)	$2,400,042,060.87(3)	$0.0001091	$261,844.59
Fees Previously Paid	Equity	Class B common stock, par value $0.0001 per share	457(i)	26,426,937(4)	-	-	-	- (5)
Fees Previously Paid	Equity	Warrant to purchase Class A common stock	457(i)	6,853,333(6)	-	-	-	- (7)
Total Offering Amount						$2,400,042,060.87		$261,844.59
Total Fees Previously Paid								$261,844.59(8)
Total Fee Offsets								-
Net Fee Due								$0.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Butterfly Network, Inc. (the “Registrant”) is also registering an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share, of the Registrant (“Class A common stock”) and Class B common stock, par value $0.0001 per share, of the Registrant (“Class B common stock”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Consists of (i) 114,940,887 shares of Class A common stock registered for sale by the selling securityholders named in this registration statement (the “Selling Securityholders”) (including the shares referred to in the following clause (ii)), (ii) 6,853,333 shares of Class A common stock issuable upon the exercise of 6,853,333 Private Placement Warrants (as defined in this registration statement), and (iii) 13,800,000 shares of Class A common stock issuable upon the exercise of 13,800,000 Public Warrants (as defined in this registration statement).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is calculated as the product of (x)(i) 2,274,846 shares of Class A common stock and (ii) $11.55, which is the average of the high and low prices of the Class A common stock on May 10, 2021 on the New York Stock Exchange (the “NYSE”) (such date being within five business days prior to the date that pre-effective amendment no. 1 to this registration statement was filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021) plus (y)(i) 126,466,041 shares of Class A common stock and (ii) $18.77, which is the average of the high and low prices of the Class A common stock on March 24, 2021 on the NYSE (such date being within five business days prior to the date that the original registration statement was filed with the SEC on March 29, 2021).

(4)	Represents the potential resale of 26,426,937 shares of Class B common stock held by the Selling Securityholders, which are convertible into 26,426,937 shares of Class A common stock.
(5)

In accordance with Rule 457(i), the entire registration fee for the Class B common stock is allocated to the shares of Class A common stock into which the Class B common stock are convertible, and no separate fee is payable for the Class B common stock.

(6)	Represents the potential resale of 6,853,333 Private Placement Warrants held by the Selling Securityholders, which represent warrants to acquire 6,853,333 shares of Class A common stock.
(7)

In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A common stock underlying such warrants, and no separate fee is payable for the Private Placement Warrants.

(8)

On March 29, 2021, the Registrant paid $258,978.04 in connection with the original registration statement relating to the total proposed maximum offering price of $2,373,767,589.57. An additional registration fee of $2,866.55 was previously paid with respect to the additional 2,274,846 shares of Class A common stock listed in the calculation of the registration fee table for amendment no. 1 to the registration statement filed by the Registrant on May 12, 2021.